Exhibit 3.8.1

Colorado Secretary of State Date and Time: 10/31/2006 03:13 PM Id Number: 20061446551
Document processing fee If document is filed on paper If document is filed electronically	$125.00 $ 25.00	Document Number: 20061446551

Fees & forms/cover sheets are subject to change.

To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center

Paper documents must be typewritten or machine printed		ABOVE SPACE FOR OFFICE USE ONLY

Articles of Organization

filed pursuant to § 7-90-301, et. seq. and § 7-80-204 of the Colorado Revised Statutes (C.R.S.)

1. Entity Name

Candeo, LLC

(The name of a limited liability company must contain the term or abbreviation “limited liability company”, “ltd. liability company”, “limited liability co.”, “ltd. liability co.”, “limited”, “llc”, “l.l.c”, or “ltd.” § 7-90-601, C.R.S.)

2. Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

3. Principal office street address:	370 17th Street, Suite 5000
(Street name and number)

	Denver	CO		80202-5622
	(City)	(State)		(Postal/Zip Code)

United States
	(Province — if applicable)			(Country — if not US)

4. Principal office mailing address (if different from above):	(Street name and number or Post Office Box information )

	(City)	(State)	(Postal/Zip Code)

	(Province — if applicable)			(Country — if not US)

5. Registered agent name (if an individual):
	(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization)	The Corporation Company

6. The person identified above as registered agent has consented to being so appointed.

7. Registered agent street address:	1675 Broadway
(Street name and number or Post Office Box information )

	Denver	CO		80202
	(City)	(State)		(Postal/Zip Code)

	(Province — if applicable)			(Country — if not US)

ARTORG_LLC		Rev. 11/16/2005

8. Registered agent mailing address (if different from above):	(Street name and number or Post Office Box information )

(City)	(State)	(Postal/Zip Code)

(Province — if applicable)	(Country — if not US)

9. Name(s) and mailing address(es) of person(s) forming the limited liability company
(if an individual)
(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization)	Collect America, Ltd. (a Delaware corporation)
370 17th Street, Suite 5000
(Street name and number or Post Office Box information)

Denver	CO	80202-5622
(City)	(State)	(Postal/Zip Code)

(Province — if applicable)	(Country — if not US)

(if an individual)
(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization)
(Street name and number or Post Office Box information )

(City)	(State)	(Postal/Zip Code)
United States
(Province — if applicable)	(Country — if not US)
(if an individual)
(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization)
(Street name and number or Post Office Box information )

(City)	(State)	(Postal/Zip Code)
United States
(Province — if applicable)	(Country — if not US)

(If more than three persons are forming the limited liability company, mark this box ☐ and include an attachment stating the true names and mailing addresses of all additional persons forming the limited liability company)

10.  The management of the limited liability company is vested in managers        ☒

OR is vested in the members  ☐

11.  There is at least one member of the limited liability company.

12. (Optional) Delayed effective date:
(mm/dd/yyyy)

13.  Additional information may be included pursuant to other organic statutes such as title 12, C.R.S.  If applicable, mark this box ☐ and include an attachment stating the additional information.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of the Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

14. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	James	Candi
(Last)	(First)	(Middle)	(Suffix)

Collect America
370 17TH Street, Suite 5000
(Street name and number or Post Office Box information )

Denver	CO	80202
(City)	(State)	(Postal/Zip Code)
United States
(Province — if applicable)	(Country — if not US)

(The document need not state the true name and address of more than one individual.  However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty.  While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form.  Questions should be addressed to the user’s attorney.